Exhibit 99

MASCO CORPORATION

Tvilum Operating Performance—Unaudited

(dollars in millions)

	2012
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4	Year

Net sales	$69	$59	$63	$59	$250

Operating (loss)	$(7)	$(7)	$(7)	$(10)	$(31)

	2011 (a)
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4	Year

Net sales	$69	$65	$82	$81	$297

Operating (loss)	$(4)	$(7)	$(6)	$(63)	$(80)

	2010
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4	Year

Net sales	$84	$63	$80	$76	$303

Operating profit (loss)	$3	$—	$2	$(2)	$3

(a)	Included in operating (loss) was an impairment charge for goodwill of $44 million in the fourth quarter.